Exhibit 8.1

February 2, 2006

Energy Transfer Equity, L.P.

2828 Woodside Street

Dallas, Texas 75204

RE:	ENERGY TRANSFER EQUITY, L.P. REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

We have acted as counsel for Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Registration Statement on Form S-1 and the amendments thereto (Registration No. 333-128097) (such registration statement, as amended at the effective date thereof and together with the registration statement filed with respect to such registration statement under Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), being collectively referred to herein as the “Registration Statement”) to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, Texas 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com